Exhibit 10.17

ENVIRONMENTAL INDEMNITY AGREEMENT

(UNSECURED)

This ENVIRONMENTAL INDEMNITY AGREEMENT (UNSECURED) (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made jointly and severally as of December 27, 2012, by and between INLAND DIVERSIFIED LAS VEGAS EASTERN BELTWAY, L.L.C., a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), and INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation (“Principal”, each of Borrower and Principal an “Indemnitor” and collectively, the “Indemnitors”), each having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523, in favor of CANTOR COMMERCIAL REAL ESTATE LENDING, L.P., a Delaware limited partnership (together with its successors and assigns, collectively, “Indemnitee”), having an address at 110 East 59th Street, New York, New York 10022 and other Indemnified Parties (defined below).

RECITALS:

A.                                    Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of THIRTY-FOUR MILLION ONE HUNDRED THOUSAND and 00/100 DOLLARS ($34,100,000.00) pursuant to a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan shall be evidenced by that certain Promissory Note of even date herewith given by Borrower in favor of Indemnitee (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) and secured by, among other things, that certain Deed of Trust and Security Agreement, of even date herewith, given by Borrower in favor of Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Security Instrument”) encumbering the real property more particularly described therein (said real property being collectively referred to as the “Land”; the Land, together with Borrower’s interest in all structures, buildings and improvements now or hereafter located on the Land, being herein referred to as the “Property”).

B.                                    Principal acknowledges that it has a direct or indirect ownership interest in Borrower and will receive substantial economic and other benefits from Indemnitee’s making the Loan to Borrower.

C.                                    Indemnitee is unwilling to make the Loan unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D.                                    Indemnitors are entering into this Agreement to induce Indemnitee to make the Loan.

E.                                     All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby, jointly and severally, represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1.                                      Environmental Representations and Warranties.  Except as otherwise disclosed by that certain Phase I environmental reports identified on Schedule I annexed hereto and obtained in connection with the origination of the Loan (hereinafter referred to as the “Environmental Reports”), a copy of which has been provided to Indemnitee, and to the best of Indemnitors’ knowledge, (A) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report(s); (B) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (C) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Laws; (D) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including, but not limited to, a Governmental Authority) relating to the threat of any Release of Hazardous Substances migrating to the Property; (E) no Indemnitor knows of, nor has received, any written or oral notice or other communication from any Person (including, but not limited to, a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, any other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (G) each Indemnitor has truthfully and fully delivered to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to such Indemnitor and all information that is contained in the files and records of such Indemnitor, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; and (H) no Mold (as defined below) is present in the indoor air of the Property at concentrations exceeding ambient air levels and no visible Mold is present on any building materials or surfaces at the Property for which any Governmental Authority recommends or requires removal thereof by remediation professionals, and Indemnitors are not aware of any conditions at the Property that are likely to result in the presence of Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal.  As used in this Agreement, the term “Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial organic compounds.

2.                                      Environmental Covenants.  Each Indemnitor covenants and agrees that: (A) all uses and operations on or of the Property, whether by Indemnitors or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (B) there shall be no Releases of Hazardous Substances in, on, under or from the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (C) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (D)

Indemnitors shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitors or any other Person (the “Environmental Liens”); (E) Indemnitors shall, at their sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 4 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews; (F) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, by an environmental consultant approved by Indemnitee pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (G) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation or obtain a no further action letter for any condition (including, but not limited to, a Release of any Hazardous Substances) in, on, under or from the Property, in full compliance of Environmental Laws or reasonably required by Indemnitee based upon recommendations and observations of an independent environmental consultant approved by Indemnitee, (ii) comply with any Environmental Law, (iii) comply with any directive from any Governmental Authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (H) Indemnitors shall not do, or allow any Tenant or other user of the Property to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (I) Indemnitor shall use commercially reasonable efforts to enforce the applicable provisions of the Leases in order to prevent Tenants or other users of the Property from taking any action that violates any applicable Environmental Law, impairs or may impair the value of the Property, as contrary to any requirement of any Issuer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to the Property; and (J) to the extent Indemnitor has actual knowledge, Indemnitor shall immediately notify Indemnitee in writing of (i) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards the Property, (ii) any non-compliance with any Environmental Laws related in any way to the Property, (iii) any actual or potential imposition of an Environmental Lien, (iv) any required or proposed Remediation of environmental conditions relating to the Property, and/or (v) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3.                                      Indemnified Rights/Cooperation and Access.  In the event the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that does not, in the sole discretion of the Indemnified Parties, (i) endanger any tenants or other occupants of the Property or their guests or the general public or (ii) materially and adversely affect the value of the Property, upon reasonable notice from the Indemnitee, Indemnitors shall, subject to the rights of Tenants at the Property and at Indemnitors’ sole cost and expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct an environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that, in the sole judgment of the Indemnified Parties, endangers any Tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of a Governmental Authority, and/or any environmental consultant, shall have the right (subject to the rights of Tenants at the Property and), but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing.  Indemnitors shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.

4.                                      Indemnification.  Each Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold the Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by any Indemnitor, any Person affiliated with any Indemnitor, and/or any Tenant or other occupant or user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by any Indemnitor, any Person affiliated with any Indemnitor, and/or any Tenant or occupant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by any Indemnitor, any Person affiliated with any Indemnitor, and/or any Tenant or occupant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing, or the threatened imposition, recording or filing, of any Environmental Lien encumbering the

Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of any Indemnitor, any Person affiliated with any Indemnitor, and/or any Tenant or occupant or other user of the Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of the Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the other Loan Documents.

5.                                      Duty to Defend and Attorneys and Other Fees and Expenses.  Upon written request by any Indemnified Party, Indemnitors shall defend any action or inquiry commenced in respect of the presence or alleged presence of any Hazardous Substances located in, on or near the Property (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.  Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld.  Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.                                      Definitions.  As used in this Agreement, the following terms shall have the following meanings:

(a)                                 The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment.  The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues governing the use, ownership or operation of the Property: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the Oil Pollution Act of 1990; and the River and Harbors Appropriation Act, and those relating to lead based paint.  The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that: (a) conditions transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) requires notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) imposes conditions or requirements in connection with permits or other authorization for lawful activity; (d) relates to nuisance, trespass or other causes of action related to the Property; or (e) relates to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

(b)                                 The term “Hazardous Substances” includes, but is not limited to, (i) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, mold, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws, and (ii) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose an imminent threat to human health or the environment or adversely affect the Property.

(c)                                  The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below) or prospective Investors in the Securities (defined below), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of, or following, a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).

(d)                                 The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, Rating Agency rating the Securities, participant or investor of, or in, the Loan or the Securities (defined below).

(e)                                  The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

(f)                                   The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, reasonable engineers’ fees, reasonable environmental consultants’ fees, and reasonable investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

(g)                                  The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing (including the abandonment or discharging of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment or other movement of Hazardous Substances.

(h)                                 The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, or laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

(i)                                     The term “Securities” includes, but is not limited to, mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.

7.                                      Unimpaired Liability.  The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Borrower or any Person who succeeds Borrower, Principal or any Person as owner of the Property.  In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by: (a) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents; (b) any sale or transfer of all or part of the Property; (c) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against any Indemnitor; (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitors herein and by Borrower and/or Principal under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein; (e) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise; (f) the release or substitution in whole or in part of any security for the Note; or (g) Indemnitee’s failure to record the Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any or all of the foregoing cases, whether with or without notice to any Indemnitor and with or without consideration.

8.                                      Enforcement.  Indemnified Parties may enforce the obligations of each Indemnitor without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder.  This Agreement is not collateral or security for the Obligations of Borrower pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Obligations of Borrower pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion.  It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument or the Loan Agreement for the Indemnified Parties to exercise their rights pursuant to this Agreement.  Notwithstanding any provision of the Loan Agreement to the contrary (including without limitation, Section 9.4 thereof), the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9.                                      Survival.  The obligations and liabilities of Indemnitors under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.  Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereby shall not apply to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to the Property prior to the date that Indemnitee or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not a result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.  Additionally, the obligations and liabilities of lndemnitor under this Agreement shall terminate and be of no further force and effect with respect to any unasserted claim hereunder when all of the following conditions are satisfied in full: (i) the Loan shall have been paid in full on or prior to the Maturity Date and Indemnitee has not foreclosed or otherwise taken possession of any Property, (ii) there has been no material change, between the date hereof and the date the Loan is paid in full, in any Environmental Law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement, notwithstanding the fact that the Loan is paid in full, (iii) Indemnitee shall have received, at Indemnitor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of lndemnitee, that there exists no matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement, and (iv) two (2) years have passed since date that the Loan has been paid in full.

10.                               Interest.  Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) Business Days of such demand therefor, shall bear interest at the Default Rate or the maximum rate permitted by applicable law, whichever is less.

11.                               Waivers.  (a)  Except to the extent expressly prohibited by applicable law, each Indemnitor hereby waives and relinquishes: (i) any right or claim of right to cause a marshaling of such Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against such Indemnitor; (ii) all rights and remedies accorded by Legal Requirements to indemnitors or guarantors, except any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose.  Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation Indemnitor may have against any Person obligated hereunder until the Loan shall have been paid in full.

(b)                                 EACH INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY IN CONNECTION THEREWITH.

(c)                                  Indemnitor hereby waives the benefits of the “one action rule” under NRS 40.430, to the extent permitted in NRS Section 40.495.

12.                               Subrogation.  Each Indemnitor hereby agrees to take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost.  The Indemnified Parties shall be and hereby are subrogated to all of Indemnitors’ rights now or hereafter in such claims.

13.                               Indemnitors’ Representations and Warranties.  Each Indemnitor represents and warrants that:

(a)                                 (i) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized, and (iii) all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b)                                 its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or the Property is subject;

(c)                                  to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

(d)                                 it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)                                  to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person is required in connection with this Agreement; and

(f)                                   this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof.

14.                               No Waiver.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.                               Notice of Legal Actions.  Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any legal action brought against such party or related to the Property, with respect to which Indemnitors may have liability under this Agreement.  Such notice shall comply with the provisions of Section 19 hereof.

16.                               Examination of Books and Records.  The Indemnified Parties and their accountants and other representatives shall have the right to examine the records, books, and management and other papers of any Indemnitor which reflect upon its financial condition, at the office regularly maintained by such Indemnitor where the books and records are located.  The Indemnified Parties and their accountants and other representatives shall have the right to make copies and extracts from the foregoing records and other papers.  In addition, at reasonable times and upon reasonable notice, the Indemnified Parties and their accountants and other representatives shall have the right to examine and audit the books and records of each Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of such Indemnitor where the books and records are located.

17.                               Transfer of Loan.  (a)  Indemnitee may, at any time, sell, transfer, pledge or assign its rights under the Note, the Loan Agreement, the Security Instrument, this Agreement and the other Loan Documents to any Person, and any or all servicing rights with respect thereto, or grant participations therein or issue Securities.  Indemnitee may forward to each Investor and prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to each Indemnitor and the Property, whether furnished by such Indemnitor, any other guarantor or otherwise, as Indemnitee determines necessary or desirable.  Each Indemnitor agrees to cooperate with Indemnitee in connection with any transfer made or Securities issued pursuant to this Section 17, including, without limitation, the delivery of an estoppel certificate required in accordance with the provisions of Article 9 of the Loan Agreement, including the furnishing to such Investors or such prospective Investors of any and all information concerning the financial condition of such the Indemnitor and any and all information concerning the Property and the Leases as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

(b)                                 Upon any transfer or proposed transfer contemplated above and/or by Section 9.1 of the Loan Agreement, at Indemnitee’s request, Indemnitor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Indemnitee, such Investor or prospective Investor may require.

18.                               Taxes.    Each Indemnitor has filed, and shall, throughout the Term, file all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  No Indemnitor has knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19.                               Notices.  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other addresses as such party may hereafter specify in accordance with the provisions of this Section 19.  Any Notice shall be deemed to have been received: (a) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (b) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

Borrower:	Inland Diversified Las Vegas Eastern Beltway, L.L.C.
c/o Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: President

With a copy to:	The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Baum, Esq.

Principal:	Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: President

Indemnitee:	Cantor Commercial Real Estate Lending, L.P.
110 East 59th Street, 6th Floor
New York, New York 10022
Attention: Jill Weinstein / Don Haber

with a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention: Corey A. Tessler, Esq.

with a copy to:	Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin, Suite 300
Overland Park, KS 66210
Attention: President

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 19.  Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery.  Notice for any party may be given by its respective counsel.  Additionally, Notice from Indemnitee may also be given by any servicer which Indemnitee empowers to send such Notices on its behalf.

20.                               Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21.                               No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitors or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.                               Headings, Etc.  The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

23.                               Number and Gender/Successors and Assigns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of such Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Indemnitee.  Each reference herein to Indemnitee shall be deemed to include its successors and assigns.  This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever.  The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents.  Any assignee or transferee of any Indemnified Party shall be entitled to all the benefits afforded to any Indemnified Party under this Agreement.  No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, and any attempted assignment without such consent shall be null and void.

24.                               Release of Liability.  Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

25.                               Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

26.                               Inapplicable Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provision of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein

27.                               Governing Law.  (a)  This Agreement shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

(b)                                 WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), EACH INDEMNITOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF NEW YORK, COUNTY OF NEW YORK AND STATE OF NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS AGREEMENT SHALL PRECLUDE INDEMNITEE FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  EACH INDEMNITOR FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY NEW YORK STATE OR UNITED STATES COURT SITTING IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO ANY INDEMNITOR AT THE ADDRESS INDICATED IN THIS AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF ANY INDEMNITOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

28.                               Miscellaneous.  (a)  Wherever pursuant to this Agreement: (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter; (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party); or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory to Indemnitee (or such other Indemnified Party) or not satisfactory and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)                                 Wherever pursuant to this Agreement it is provided that Indemnitors pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

29.                               Joint and Several Liability.  The obligations and liabilities of Indemnitors hereunder shall be joint and several.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

PRINCIPAL:	INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation

	By:	/s/ Marcia L. Grant
Name: Marcia L. Grant
Title: Assistant Secretary

BORROWER:	INLAND DIVERSIFIED LAS VEGAS EASTERN BELTWAY, L.L.C., a Delaware limited liability company

	By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

		By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company,
its managing member

			By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

				By:	/s/ Marcia L. Grant
Name: Marcia L. Grant
Title: Assistant Secretary

[Signature Page – Environmental Indemnity  – Eastern Beltway]

Schedule I

List of Environmental Reports

Phase I Environmental Site Assessment Report, prepared by CBRE, Inc. as Project No. 12-460TX-1458-3, dated November 5, 2012.